Exhibit 10.10

2nd AMENDMENT TO

OPTION ASSIGNMENT AGREEMENT

BETWEEN

HERLEV AND GENTOFTE HOSPITAL

AND

IO BIOTECH ApS

(Assignment of Arginase 1)

On 7 December 2018, the following parties

Herlev and Gentofte Hospital

[***]

(hereinafter referred to as the “Hospital”)

and

IO Biotech ApS

[***]

(hereinafter referred to as the “Company”)

(hereinafter collectively referred to as the “Parties” and individually as a “Party”)

have entered into this amendment to the assignment agreement entered into between the Parties on 27 March 2017 regarding the grant by the Hospital to the Company of an option to acquire certain intellectual property rights.

RECITALS

(A)

WHEREAS the Parties on 27 March 2017 have entered into an option assignment agreement (hereinafter referred to as the “Agreement”) setting out the terms and conditions for the Company’s exercise of an option to acquire certain Intellectual Property Rights in and to an invention referred to as “Arginase 1”;

(B)	WHEREAS the definitions used in the Agreement shall also apply to this Amendment;

(C)	WHEREAS the Company wishes to exercise the Option;

(D)	WHEREAS the Company also wishes to exercise certain other options granted to the Company by the Hospital in respect of certain other intellectual property rights in certain other inventions;

(E)

WHEREAS, notwithstanding the terms and conditions set out in the Agreement, the Parties agree that the Company shall exercise the Option on the terms and conditions set out in the Agreement but as amended by the provisions of this Amendment; and

(F)	WHEREAS this Amendment only amends the Company’s obligations to make the Milestone Payments;

NOW THEREFORE, the Parties have entered into this Amendment on the following terms and conditions:

1,	ACQUISITION AND CONSIDERATION

1.1.

Subject to the terms and conditions set out in the Agreement as amended by this Amendment, the Company hereby exercises the Option and the Hospital hereby assigns its full and complete title and ownership in and to all of the Intellectual Property Rights to the Company.

2.	MISCELLANEOUS

2.1.

The Parties agree that the Company’s obligations under Section 6 of the Agreement shall only apply to the extent that It would reasonably be deemed by the Company to be commercially viable to pursue such prosecution and enforcement of the Intellectual Property Rights.

2.2.	This Amendment shall come into force on the date of the Parties’ due execution hereof and shall be non-terminable.

2.3.

All provisions of the Agreement not clearly or expressly deviated from or amended in this Amendment, shall retain their full force and effect given to them under the Agreement and shall continue to apply as between the Parties in accordance with the Agreement.

SIGNATURES

For and on behalf of Herlev and Gentofte Hospital

Date: 7/12/18

/s/ Steen Werner Hansen
Name: Steen Werner Hansen
Title: Deputy Chief Executive

For and on behalf of IO Biotech ApS

Date: 5/12/18

/s/ Mai-Britt Zocca
Name: Mai-Britt Zocca
Title:CEO